As filed with the Securities and Exchange Commission on April 27, 2001
                                                       Registration No. ________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             STILWELL FINANCIAL INC.
             (Exact name of registrant as specified in its charter)

                       Delaware                                 43-1804048
(State or other jurisdiction of                              (I.R.S.) Employer
 incorporation or organization)                           Identification Number)

                                 920 Main Street
                                   21st Floor
                        Kansas City, Missouri 64105-2008
          (Address of Principal Executive Offices, including Zip Code)

                             STILWELL FINANCIAL INC.
                       SAVINGS-RELATED SHARE OPTION SCHEME
                            (Full title of the Plan)

                               Gwen E. Royle, Esq.
                             Stilwell Financial Inc.
                                 920 Main Street
                                   21st Floor
                        Kansas City, Missouri 64105-2008
                                 (816) 218-2400
           (Name, address, and telephone number of agent for service)


                                 With a Copy to:

                              John F. Marvin, Esq.
                          Sonnenschein Nath & Rosenthal
                          4520 Main Street, Suite 1100
                           Kansas City, Missouri 64111
                                 (816) 460-2400

                         CALCULATION OF REGISTRATION FEE

 Title of                       Proposed           Proposed
Securities       Amount          maximum            maximum          Amount of
   to be          to be       Offering Price        Aggregate       registration
registered     Registered       Per Share        Offering Price(1)   fee (1)(4)
----------     ----------     --------------    --------------      ------------

Common Stock,
par value       500,000
$.01 per share   shares (2)     $ 29.90           $14,950,000        $3,737.50

Interests in the Plan (3)

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 based on the average of the high and low prices of a share of common stock of Stilwell Financial Inc. reported for trading on the New York Stock Exchange on April 24, 2001.

(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement, and this registration statement shall cover the additional securities resulting from such split, dividend or similar transaction.

(3) To the extent that the interests in the Plan constitute securities, pursuant to Rule 416(c), this Registration Statement shall be deemed to register an indeterminate amount of interests in the Plan.

(4) Pursuant to Rule 457(h)(2), no registration fee is required with respect to the interests in the Plan.


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


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

     As permitted by the rules of the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") and under the General Instructions to Part I of Form S-8, this Registration Statement omits the information specified in Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation Of Documents By Reference.

     The following documents filed by Stilwell Financial Inc. (the "Registrant") with the Commission are incorporated in and made a part of this Registration Statement by reference, as of their respective dates:

          (a) The Registrant's Registration Statement on Form 10 dated June 15, 2000 (Commission File No. 001-15253).

          (b) The Registrant's Information Statement filed as Exhibit 99.1 to its Registration Statement on Form 10 dated June 15, 2000 (Commission File No. 001-15253).

          (c) The Company's Annual Report on Form 10-K dated March 30, 2001 (Commission File No. 001-15253).

          (d) The description of the Registrant's Common Stock under the headings "Description of Capital Stock" contained on pages 128 to 134 in
     Exhibit 99.1 (Information Statement) to the Registrant's Registration Statement on Form 10 dated June 15, 2000 (Commission File No. 001-15253).

          (e) All other reports subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities registered hereby have been sold or which deregisters all of the securities offered then remaining unsold.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities.

             Not applicable.

Item 5. Interest of Named Experts and Counsel.

             Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") contains detailed provisions on indemnification of directors and officers against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with legal proceedings. Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as Stilwell, that eliminates or limits, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Stilwell's Amended and Restated Certificate of Incorporation ("Certificate") provides for expanded indemnification of Stilwell's Board of Directors and officers of Stilwell and limits the liability of directors of Stilwell. Pursuant to those provisions, Stilwell shall indemnify each officer, director, employee, agent, trustee, committee member or representative of Stilwell, or any officer, director, employee, agent, trustee, committee member or representative of any other company or other entity who was serving at the request of Stilwell, to the fullest extent permitted under the DGCL against all expenses, liability and loss reasonably incurred by such indemnitee in any legal proceeding to which such indemnitee is made or is threatened to be made a party by reason of such indemnitee's acting in such capacity. Such right to indemnification includes the right to advancement of expenses incurred by such person prior to final disposition of the proceeding, provided that if the DGCL requires, such indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee) shall provide Stilwell with an undertaking to repay all amounts so advanced if it shall ultimately be determined by final judicial decision that such person is not entitled to be indemnified for such expenses. The Certificate gives such indemnitee the right to bring suit against Stilwell if such advancement of expenses is not paid by Stilwell within the period set forth in the Certificate. The Certificate provides that a director of Stilwell shall not be personally liable to Stilwell or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director's duty of loyalty to Stilwell or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to further eliminate or limit the personal liability of directors, the Certificate provides that the liability of a director of Stilwell shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Stilwell has entered into indemnification agreements with its officers and directors effective as of the distribution (the "Stilwell Indemnification Agreements"). The Stilwell Indemnification Agreements contain substantially identical provisions to the Certificate with respect to indemnification and advancement of expenses. Such agreements are intended to supplement Stilwell's officers' and directors' liability insurance and to provide the officers and directors with specific contractual assurance that the protection provided by Stilwell's Certificate will continue to be available regardless of, among other things, an amendment to the Certificate or a change in management or control of Stilwell. The Stilwell Indemnification Agreements provide for prompt indemnification to the fullest extent permitted by law and for the prompt advancement of expenses, including attorney's fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer is a witness or other participant, or to which the director or officer is a party, by reason (in whole or in part) of service in certain capacities. The Stilwell Indemnification Agreements provide a mechanism to seek court relief if indemnification or expense advances are denied or not received within the periods provided in the Stilwell Indemnification Agreements. Indemnification and advancement of expenses are also provided with respect to a court proceeding initiated for a determination of rights under the Stilwell Indemnification Agreements or of certain other matters. Stilwell has entered into such indemnification agreements with all current directors and officers of Stilwell.

Item 7. Exemption From Registration Claimed

         Not applicable.

Item 8. Exhibits

     The Exhibits to this  Registration  Statement on Form S-8 are listed in the
Exhibit  Index  of  this   Registration   Statement,   which  Exhibit  Index  is
incorporated herein by reference in response to this Item.

Item 9. Undertakings

         (a) The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              STILWELL FINANCIAL INC.

  April 26, 2001             By:          /s/ L.H. Rowland
                                    --------------------------------------------
                                    L.H. Rowland
                                    Chairman, President, Chief Executive Officer
                                    and Director

The undersigned each hereby constitutes and appoints L.H. Rowland, J.D. Monello and D.R. Carpenter, and each of them, as his true and lawful attorneys-in-fact and agents, jointly and severally, with full power of substitution and resubstitution, for and in his stead, in any and all capacities, to sign on his behalf this Registration Statement on Form S-8 of the Stilwell Financial Inc. Savings-Related Share Option Scheme, and to execute any amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and granting unto said attorneys-in-fact and agents, and each of them, jointly and severally, the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, jointly and severally, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Company and in the capacities on April 26, 2001.

                      Signature                                    Title


               /s/ L.H. Rowland                 Chairman, President, Chief
-----------------------------------------       Executive Officer
                      L.H. Rowland              and Director


               /s/ D.R. Carpenter
-----------------------------------------       Executive Vice President
                     D.R. Carpenter


               /s/ J.D. Monello
-----------------------------------------       Vice President of Development
                      J.D. Monello



               /s/ A.P. McCarthy
-----------------------------------------       Vice President - Finance
                     A.P. McCarthy              (Principal Financial Officer)

               /s/ G.E. Royle                   Vice President - Legal and
-----------------------------------------       Corporate Secretary
                       G.E. Royle


               /s/ D.E. Nickerson
-----------------------------------------       Vice President and Controller
                     D.E. Nickerson             (Principal Accounting Officer)


               /s/ P.F. Balser
-----------------------------------------       Director
                      P.F. Balser*



               /s/  J.E. Barnes
-----------------------------------------       Direcor
                      J.E. Barnes*



               /s/ M.I. Sosland
-----------------------------------------       Director
                     M.I. Sosland*


               /s/ R. Skidelsky
-----------------------------------------       Director
                   Lord R. Skidelsky



*Member of the Committee appointed to administer the Plan, which committee has, pursuant to the instructions regarding signatures on Form S-8, duly caused this Registration Statement to be signed on behalf of the Plan.

                                INDEX TO EXHIBITS

Exhibit
Number           Description of Exhibit
------           ----------------------
4.1              Stilwell Financial Inc. Savings-Related Share Option Scheme.

4.2              Amended and  Restated  Certificate of  Incorporation,  filed as
                 Exhibit 3.1.1. to Stilwell's Registration Statement on Form 10, dated June 15, 2000 (the "Form" 10 Registration Statement")
                 (Commission File No. 001-15253) is hereby incorporated by reference as Exhibit 4.2.

4.3 Amended and Restated Bylaws, filed as Exhibit 3.2 to Stilwell's Form 10 Registration Statement (Commission File No. 001-15253) is hereby incorporated by reference as Exhibit 4.3.

4.4 The description of the Company's Common Stock, set forth under the headings "Description of Capital Stock" in Exhibit 99.1 (Information Statement) to the Form 10 Registration Statement, is hereby incorporated by reference as Exhibit 4.4.

5.1              Opinion of Sonnenschein Nath & Rosenthal (including consent).

23.1             Consent of Sonnenschein Nath & Rosenthal (included in
                 Exhibit 5.1).

23.2             Consent of PricewaterhouseCoopers LLP, independent accountants.

24               Power of Attorney (included on signature page).